Exhibit 10.1

Annex no. 6 to MULTIPURPOSE NON-REVOLVING CREDIT LINE AGREEMENT

no. 015023-510-0l

of October 12, 2006

entered into force on November 08, 2007 by and between:

Fortis Bank S.A./NV, Austrian Branch with its registered office at Technologiestrasse 8, 1120 Wien, Austria entered into Commerce Register maintained by the Republic of Austria, under No. FN 263765 („Bank”), represented by:

1) Andrea Vaz-Konig - Business Center Manager

2) Alfred Vunderl-Auner - Chief Accountant

and

Carey Agri International Poland Spółka z ograniczona odpowiedzialnoscia (limited liability company) with its registered office in Warsaw 02-690, ul. Bokserska 66A, entered into the District Court for the capital city of Warsaw, XIII Commercial Division of the National Court Register under KRS no. 51098, tax identification number (NIP): 526-020-93-95 and statistical number (REGON): 002160096, holding share capital of PLN 473 500 000,00 PLN entirely paid in („the Borrower”), represented by:

1) William V. Carey

2)                     -

in connection with the extension of the financing term of the credit facility, the Parties hereto amend the Multipurpose non-revolving credit line agreement no. 015023-510-0l dated October 12, 2006 and changed lately by Amendment no. 5 dated October 10, 2007 („Agreement”) in the following way:

I.	Bank and the Borrower hereby declare that the outstanding amount based on the Agreement is PLN 300,000,000.00 (say: three hundred million zlotys).

II.	The current clause 3 of the Agreement will have the following wording:

3.	Financing term: until January 08, 2008.

III.	The current clause 4 of the Agreement will have the following wording:

4.	Current credit term: until January 08, 2008.

IV.	Other stipulations of the Agreement will remain unchanged.

The Borrower hereby gives its consent to furnish any information related to the Loan and the Borrower, obtained by the Bank during negotiations and pertaining to conclusion and performance of this Agreement, to the Bank’s principal shareholder, i.e. Fortis Bank S.A./NV with its registered office in Brussels, Fortis Lease Polska Sp. z o. o. with its registered office in Warsaw and Fortis Investments Polska S.A. with its registered office in Warsaw and Dominet Bank S.A. with its seat in Lubin, likewise to other entities of Fortis Bank Group*. The Bank is allowed to provide such information both in the course of this Agreement and after its expiry.

The Bank hereby informs the Borrower that the Bank may forward any information related to the loan to the Interbank Economic Information System – Banking Register (MIG-BR) administered by the Polish Banks Association, likewise that the Bank may disclose any data gathered in the MIG-BR system to economic information bureaus that operate under the Act of February 14, 2003 on disclosing economic information (Journal of Laws No. 50, item 424 as amended) based on the requests of such bureaus and to the extent specified therein.

*)	Information on Fortis Group entities is available at: www.fortisbank.com.pl

/s/ Andrea Vaz-Konig
/s/ Alfred Vunderl-Auner
Stamp and signatures for the Bank

/s/ William V. Carey
Company stamp and signatures of representatives authorised to assume financial obligations on behalf of the Borrower.

The signature of the Borrower has been affixed in my presence.

Izabela Bogumił	/s/ Bogumił
name and surname of the Bank’s employee	signature of the Bank’s employee